Exhibit 16(c)(xii) Draft and Illustrative Reviewing Transaction Sources & Uses May 2026

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D Draf raft t an and d Il Ill lu us strat trati ive ve What We Understand From Each Party Idaho Utah Family No Consolidation No Class A Reinvestment (~$78mm at $14.00/sh) 1 1 50-50 Ownership Investment Size Has Limits More comfortable at lower leverage levels 2 2 Initially contemplated investment of ~$850mm ~4.5x Net Leverage Willing to Re-invest After-Tax TRA Proceeds 3 Aggregate Annual Dividends of ~$30mm growing at 3% 4 1

D Draf raft t an and d Il Ill lu us strat trati ive ve Reviewing the TRA Impact on Sources & Uses TRA Settlement Increases the Size of Investment from Idaho 1 ▪ Every dollar of TRA payment to be funded by additional cash/debt at Idaho level Receipt and Reinvestment of TRA Proceeds by Utah Family Creates Tax Leakage ▪ Upon receipt of the TRA payment, Utah Family will incur capital gains tax and will reinvest after-tax proceeds into Utah Brands Holdings, LLC 2 ▪ In addition to Utah Family paying tax on the gross TRA proceeds of ~25%, upon reinvestment of the proceeds, Utah Brands, Inc. will also be deemed to have sold a portion of its interest in Utah Brands Holdings, LLC triggering a gain taxable to Utah Brands, Inc. at ~25% Transaction Structure Constraints: Holding Leverage Constant, Reinvestment of TRA Proceeds Creates a Funding Gap Regardless of Whether Reinvested at Utah Brands Holdings, LLC or Utah Brands, Inc. ▪ The TRA reinvestment at Utz Brands, Inc. level can reduce funding available at Utah Brands Holdings, LLC to cover liabilities of the partnership 3 ▪ Alternatively, the TRA reinvestment at Utah Brands Holdings, LLC level will reduce the levered redemption thereby limiting the ability to move debt funds from the partnership to Utz Brands, Inc. level ▪ Either structure creates a funding need that can only be solved with additional Idaho investment Ownership Remains Unchanged at 50/50 Irrespective of TRA Treatment 4 ▪ Utah Family reinvesting the TRA is not intended to change ownership but rather would impact Net Leverage (as described in the following slides) 2

D Draf raft t an and d Il Ill lu us strat trati ive ve Key Assumptions for Sources & Uses Scenario Analysis 1 $14.00/sh. offer price (current offer) (1) 2 Total fully diluted share count of 147.373mm (incl of RSUs, PSUs and Options) $50mm sell-side fees and transaction expenses + $35mm financing fees 3 Sell-side fees are incurred at Utz Brands, Inc and above the debt financing in legal structure 4 TRA settlement and reinvestment proceeds are taxable ____________________ (1) Assuming 200% payout for PSUs. 3

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #1: Idaho Assumptions for $14/per Share Proposal Sources & Uses ($ in Millions) ($ in Millions) Sources of Funds Amount New ABL Revolver ($225) -- Maturity Pro Forma New Term Loan B $1,182 Cash & Cash Equivalents $20 Rolled Equipment Loans 167 Idaho Common Investment 856 New ABL Revolver ($225) 5-Year -- Idaho Preferred Investment -- Family Rollover of LLC Interests 775 New Term Loan B 7-Year 1,182 TRA Reinvestment -- Family Payment of Fees 25 Rolled Equipment Loans Various 167 Total Sources $3,005 Total Debt $1,349 Uses of Funds Amount Purchase of UTZ Public Equity Value $1,210 Net Debt $1,329 (1) 775 Family Rollover of LLC Interests (2) 78 Family Payout of Class A (3) 613 Refinance Existing Utah Net Debt Pro Forma Operating Statistics Rolled Equipment Loans 167 (4) Settle Est. TRA Liability 56 $242 2026E Adj. EBITDA Est. UBI TRA Tax Liability -- Minimum Cash 20 Illustrative Sellside Fees 50 Pro Forma Credit Statistics Illustrative Financing Fees and Other Expenses 35 Total Uses $3,005 5.5x Net Debt / 2026E Adj. EBITDA Assumptions • Purchase price of ~$3.0bn assumes a Target Offer Price of $14.00 per share, representing an 81.3% premium vs 5/20/2026 Utah share price • Transaction to be financed with • New 5-year $225 million ABL Revolver (Undrawn at close) • New 7-year $1,182 million Term Loan B • 2026E Net Leverage of 5.5x, based on Pro Forma 2026E Adj. EBITDA of $242mm • Note: $56mm of Est. TRA Liability based on balance sheet in public filings ____________________ Source: Utah filings and Factset as of May 20, 2026. Utah projections per Utah Management as of May 2, 2026. Note: Dollars in millions except per share values. Assumes transaction close of December 31, 2026. (1) Based on Series U of UM Partners, LLC Class V shares of 47.047mm and 8.302mm Class V shares owned by Series R of UM Partners. (2) Based on 1.394mm Class A shares owned by Dylan Lissette, 3.570mm Class A shares owned by Series U of UM Partners, LLC and 0.630mm Class A shares owned by Series R of UM Partners, LLC per the latest proxy. (3) Debt balance based on long-term debt and finance leases of $854mm (includes $167mm of equipment loans, which are rolled over) per Utah Debt Structure as of March 29, 2026. Cash balance based on cash and cash equivalents of $74mm per Utah Management Presentation. 4 (4) Based on the management financial plan including add-back for public company costs.

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #1: Idaho Assumptions for $14/per Share Proposal Illustrative Acquisition Structure – Levered Redemption Transaction Structure Description Utz Utz ¡ In order to equalize the ownership of Utz Brands Holdings, Public Partners LLC, Utz Brands Holdings, LLC borrows $513 million and $1,288 Million redeems 20% of Utz Brands, Inc. interests, so that the Utz C $513 Million Brands, Inc. resulting net value of Target UP is $1,550 million, $775 Levered Redemption (Target) million of which is owned by each of (a) the Utah Family (in ~40% ~60% B A $775 Million $1,288 Million aggregate) and (b) Utz Brands, Inc. which will be acquired Utz Brands by Idaho Holdings, LLC (Delaware) Levered Redemption Calculation Total Equity Value = A B C $2,063 Est. 3/31 Tax Basis $589mm Represents the value Represents the value Represents the value of UBI’s interest in of the Family’s LLC of the levered Note: The $513mm of levered redemption will be funded UBH Interest in UBH redemption (Class A Shares) by the new capital structure Important to note that any reinvestment of TRA proceeds at the LLC level increases B and reduces the levered redemption The Levered Redemption Structure Shall be Used in All Other Scenarios Presented in the Materials ____________________ Source: Skadden and BofA IBK Perspectives. 5

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #1: Idaho Assumptions for $14/per Share Proposal Illustrative Acquisition Structure – Part 2 D Total $856mm investment Intersnack Transaction Structure Description Group GmbH & Co. KG D $775mm Utz Utz A (Germany) Partners Public A Value of Class A shares at $14/per share $1,288mm Equity Value Intersnack $513mm US Parent C Levered Redemption (existing or B Value of Family LLC Interests at $14/per share newly formed) $81mm D Liabilities of Utz Brands, Inc Utz C Brands, Inc. Levered Redemption (A – B = C) $25mm (Target) Sell-side Fees & Expenses (net of family’s 50% share) 50% 50% $56mm TRA Settlement Idaho $856mm investment of which $81mm is used to pay $56mm TRA Settlement B $775mm D liabilities of Utz Brands, Inc. including the TRA and 50% of sell- side fees Utz Brands Holdings, LLC Merger (Target UP) Reverse Sub, Inc. Pro Forma Debt Capital Structure including Term Loan B, ABL Merger Est. 3/31 Tax Basis $589mm E $1,182mm Revolver (unfunded), Equipment Loans are used to retire E New Term Loan B, including $513mm existing net debt, pay financing fees & expenses and fund Levered Redemption and $668 incremental minimum cash E $668mm Retire Existing Term Loan B E $167mm and Real Estate Term loan ($613), Roll Equipment Loans Financing Fees & Expenses ($35) and Minimum Cash ($20) ____________________ Source: Skadden and BofA IBK Perspectives. 6

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #1: Idaho Assumptions for $14/per Share Proposal Illustrative Acquisition Structure: All Transaction Steps in Order Step #1: Step #2: Step #3: Levered Redemption Financing to Pay Utz Brands Holdings, LLC Liabilities Financing to Pay Utz Brands, Inc. Liabilities Class A Shares $1,288 New Term Loan B $1,182 Purchase of Class A Shares $1,288 Less: Family Interests in LLC ($775) Less: Levered Redemption ($513) Plus: Settle TRA Liability $56 Plus: Illustrative Less: Reinvestment of TRA $0 Plus: Reinvestment of TRA $0 $50 Sell-side Fees Levered Redemption $513 Plus: Equipment Loans $167 Plus: UBI TRA Tax Liability $0 Plus: Preferred Equity $0 Liabilities at $1,395 Utz Brands, Inc. Financing at Utz Brands $836 Holdings, LLC Less: Levered Redemption ($513) Less: Refinance Existing Net ($613) Plus: Preferred Equity $0 Debt Less: Equipment Loans ($167) Plus: Share of Sell-side Fees ($25) Less: Financing Fees & Idaho Investment $856 ($35) Other Fees Less: Operating Cash ($20) Liabilities at Utz Brands $836 Holdings, LLC ____________________ Source: Skadden and BofA IBK Perspectives. 7

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #2: Our Understanding of Utah Family Assumptions at 4.5x Leverage and Illustrative $150mm TRA Sources & Uses ($ in Millions) ($ in Millions) Sources of Funds Amount New ABL Revolver ($225) -- Maturity Pro Forma New Term Loan B $940 Cash & Cash Equivalents $20 Rolled Equipment Loans 167 Idaho Common Investment 1,048 $1,115 New ABL Revolver ($225) 5-Year -- Idaho Preferred Investment 67 Family Rollover of LLC Interests 775 New Term Loan B 7-Year 940 TRA Reinvestment 88 $887 Family Payment of Fees 25 Rolled Equipment Loans Various 167 Total Sources $3,109 Total Debt $1,107 Uses of Funds Amount Purchase of UTZ Public Equity Value $1,210 Net Debt $1,087 (1) 775 Family Rollover of LLC Interests (2) 78 Family Payout of Class A (3) 613 Refinance Existing Utah Net Debt Pro Forma Operating Statistics Rolled Equipment Loans 167 (4) Settle Est. TRA Liability 150 $242 2026E Adj. EBITDA Est. UBI TRA Tax Liability 11 Minimum Cash 20 Illustrative Sellside Fees 50 Pro Forma Credit Statistics Illustrative Financing Fees and Other Expenses 35 Total Uses $3,109 4.5x Net Debt / 2026E Adj. EBITDA Assumptions • Purchase price of ~$3.1bn assumes a Target Offer Price of $14.00 per share, representing an 81.3% premium vs 5/20/2026 Utah share price • Transaction to be financed with • New 5-year $225 million ABL Revolver (Undrawn at close) • New 7-year $940 million Term Loan B • 2026E Net Leverage of 4.5x, based on Pro Forma 2026E Adj. EBITDA of $242mm ____________________ Source: Utah filings and Factset as of May 20, 2026. Utah projections per Utah Management as of May 2, 2026. Note: Dollars in millions except per share values. Assumes transaction close of December 31, 2026. (1) Based on Series U of UM Partners, LLC Class V shares of 47.047mm and 8.302mm Class V shares owned by Series R of UM Partners. (2) Based on 1.394mm Class A shares owned by Dylan Lissette, 3.570mm Class A shares owned by Series U of UM Partners, LLC and 0.630mm Class A shares owned by Series R of UM Partners, LLC per the latest proxy. (3) Debt balance based on long-term debt and finance leases of $854mm (includes $167mm of equipment loans, which are rolled over) per Utah Debt Structure as of March 29, 2026. Cash balance based on cash and cash equivalents of $74mm per Utah Management Presentation. 8 (4) Based on the management financial plan including add-back for public company costs.

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #2: Our Understanding of Utah Family Assumptions at 4.5x Leverage and Illustrative $150mm TRA Illustrative Acquisition Structure Total $1,115mm investment Intersnack Transaction Structure Description Group GmbH & Co. KG Utz Utz $862mm Common D (Germany) Partners Public A Value of Class A shares at $14/per share A Intersnack $426mm $1,288mm US Parent C Levered Equity Value (existing or Redemption B Value of Family LLC Interests at $14/per share newly formed) $186mm D Liabilities of Utz Brands, Inc Utz C Brands, Inc. Levered Redemption (A – B – G = C) $25mm (Target) Sell-side Fees & Expenses (net of family’s 50% share) 50% 50% Idaho $1,115mm investment of which $186mm is used to pay B $775mm $150mm TRA Settlement D liabilities of Utz Brands, Inc. including the TRA and 50% sell- $11mm UBI TRA tax liability $88mm side fees. Includes (F) preferred equity G Utz Brands Holdings, LLC Merger (Target UP) Reverse Sub, Inc. Pro Forma Debt Capital Structure including Term Loan B, ABL Merger Est. 3/31 Tax Basis $589mm E $940mm Revolver (unfunded), Equipment Loans are used to retire E New Term Loan B, including $426mm existing net debt, pay financing fees & expenses and fund Levered Redemption and $514 incremental minimum cash Intersnack Group GmbH & Co. KG Preferred Equity from Idaho to solve Utz Brands Holdings, LLC F (Germany) funding gap E $668mm F $67mm Retire Existing Term Loan B Preferred Equity E $167mm and Real Estate Term loan ($613), Reinvestment of A-T TRA Proceeds after paying 50% of fees & Roll Equipment Loans G Financing Fees & Expenses ($35) expenses and Minimum Cash ($20) ____________________ Source: Skadden and BofA IBK Perspectives. 9

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #2: Our Understanding of Utah Family Assumptions at 4.5x Leverage and Illustrative $150mm TRA Illustrative Acquisition Structure: All Transaction Steps in Order Step #1: Step #2: Step #3: Levered Redemption Financing to Pay Utz Brands Holdings, LLC Liabilities Financing to Pay Utz Brands, Inc. Liabilities Class A Shares $1,288 New Term Loan B $940 Purchase of Class A Shares $1,288 Less: Family Interests in LLC ($775) Less: Levered Redemption ($426) Plus: Settle TRA Liability $150 Plus: Illustrative Less: Reinvestment of TRA ($88) Plus: Reinvestment of TRA $88 $50 Sell-side Fees Levered Redemption $426 Plus: Equipment Loans $167 Plus: UBI TRA Tax Liability $11 Plus: Preferred Equity $67 Liabilities at $1,499 Levered redemption Utz Brands, Inc. Financing at Utz Brands reduced by ($88mm) $835 Holdings, LLC Less: Levered Redemption ($426) Less: Refinance Existing Net ($613) Plus: Preferred Equity $67 Debt Preferred Equity required to finance Less: Equipment Loans ($167) Plus: Share of Sell-side Fees ($25) funding gap at Utz Brands Holdings, LLC Less: Financing Fees & Idaho Investment $1,115 ($35) Other Fees Less: Operating Cash ($20) Idaho Investment +$259mm vs Scenario #1. Liabilities at Utz Brands $835 Utah family owns 50% of Holdings, LLC company at same leverage level as scenario #3 but requires $48mm investment due to tax friction ____________________ Source: Skadden and BofA IBK Perspectives. 10

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #3: Illustrative $0mm TRA at 4.5x Leverage Shows Funding Need at Partnership Level Solved by Higher Preferred Investment by Idaho Sources & Uses ($ in Millions) ($ in Millions) Sources of Funds Amount New ABL Revolver ($225) -- Maturity Pro Forma New Term Loan B $940 Cash & Cash Equivalents $20 Rolled Equipment Loans 167 Idaho Common Investment 825 $1,067 New ABL Revolver ($225) 5-Year -- Idaho Preferred Investment 242 Family Rollover of LLC Interests 775 New Term Loan B 7-Year 940 Given no TRA proceeds Family TRA Reinvestment -- does not cover sell-side fees Family Payment of Fees -- Rolled Equipment Loans Various 167 Total Sources $2,949 Total Debt $1,107 Uses of Funds Amount Purchase of UTZ Public Equity Value $1,210 Net Debt $1,087 (1) 775 Family Rollover of LLC Interests (2) 78 Family Payout of Class A (3) 613 Refinance Existing Utah Net Debt Pro Forma Operating Statistics Rolled Equipment Loans 167 (4) Settle Est. TRA Liability -- $242 2026E Adj. EBITDA Est. UBI TRA Tax Liability -- Minimum Cash 20 Illustrative Sellside Fees 50 Pro Forma Credit Statistics Illustrative Financing Fees and Other Expenses 35 Total Uses $2,949 4.5x Net Debt / 2026E Adj. EBITDA Assumptions • Purchase price of ~$2.9bn assumes a Target Offer Price of $14.00 per share, representing an 81.3% premium vs 5/20/2026 Utah share price • Transaction to be financed with • New 5-year $225 million ABL Revolver (Undrawn at close) • New 7-year $940 million Term Loan B • 2026E Net Leverage of 4.5x, based on Pro Forma 2026E Adj. EBITDA of $242mm ____________________ Source: Utah filings and Factset as of May 20, 2026. Utah projections per Utah Management as of May 2, 2026. Note: Dollars in millions except per share values. Assumes transaction close of December 31, 2026. (1) Based on Series U of UM Partners, LLC Class V shares of 47.047mm and 8.302mm Class V shares owned by Series R of UM Partners. (2) Based on 1.394mm Class A shares owned by Dylan Lissette, 3.570mm Class A shares owned by Series U of UM Partners, LLC and 0.630mm Class A shares owned by Series R of UM Partners, LLC per the latest proxy. (3) Debt balance based on long-term debt and finance leases of $854mm (includes $167mm of equipment loans, which are rolled over) per Utah Debt Structure as of March 29, 2026. Cash balance based on cash and cash equivalents of $74mm per Utah Management Presentation. 11 (4) Based on the management financial plan including add-back for public company costs.

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #3: Illustrative $0mm TRA at 4.5x Leverage Shows Funding Need at Partnership Level Solved by Higher Preferred Investment by Idaho Illustrative Acquisition Structure D Total $1,067mm investment Intersnack Transaction Structure Description Group GmbH & Co. KG D Utz Utz $775mm Common (Germany) Partners Public A Value of Class A shares at $14/per share A Intersnack $1,288mm $513mm US Parent C Levered Equity Value (existing or Redemption B Value of Family LLC Interests at $14/per share newly formed) $50mm D Liabilities of Utz Brands, Inc Utz C Brands, Inc. Levered Redemption (A – B = C) $50mm (Target) Given no TRA Sell-side Fees proceeds Family does & Expenses 50% not cover sell-side fees 50% Idaho $1,067mm investment of which $50mm is used to pay $0mm TRA Settlement B $775mm D liabilities of Utz Brands, Inc. including 100% sell-side fees. Includes (F) preferred equity Utz Brands Holdings, LLC Merger (Target UP) Reverse Sub, Inc. Pro Forma Debt Capital Structure including Term Loan B, ABL Merger Est. 3/31 Tax Basis $589mm E $940mm Revolver (unfunded), Equipment Loans are used to retire E New Term Loan B, including $513mm existing net debt, pay financing fees & expenses and fund Levered Redemption and $426 incremental minimum cash Intersnack Group GmbH F & Co. KG (Germany) Preferred Equity from Idaho to solve Utz Brands Holdings, LLC E F $668mm $242mm funding gap Retire Existing Term Loan B Preferred Equity E $167mm and Real Estate Term loan ($613), Roll Equipment Loans Financing Fees & Expenses ($35) and Minimum Cash ($20) ____________________ Source: Skadden and BofA IBK Perspectives. 12

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #3: Illustrative $0mm TRA at 4.5x Leverage Shows Funding Need at Partnership Level Solved by Higher Preferred Investment by Idaho Illustrative Acquisition Structure: All Transaction Steps in Order Step #1: Step #2: Step #3: Levered Redemption Financing to Pay Utz Brands Holdings, LLC Liabilities Financing to Pay Utz Brands, Inc. Liabilities Class A Shares $1,288 New Term Loan B $940 Purchase of Class A Shares $1,288 Less: Family Interests in LLC ($775) Less: Levered Redemption ($513) Plus: Settle TRA Liability $0 Plus: Illustrative Less: Reinvestment of TRA $0 Plus: Reinvestment of TRA $0 $50 Sell-side Fees Levered Redemption $513 Plus: Equipment Loans $167 Plus: UBI TRA Tax Liability $0 Plus: Preferred Equity $242 Liabilities at $1,338 Preferred Equity Utz Brands, Inc. Financing at Utz Brands required to finance $835 Holdings, LLC funding gap at Utz Less: Levered Redemption ($513) Brands Holdings, LLC Less: Refinance Existing Net ($613) Plus: Preferred Equity $242 Debt Less: Equipment Loans ($167) Plus: Share of Sell-side Fees $0 Less: Financing Fees & Idaho Investment $1,067 ($35) Other Fees Less: Operating Cash ($20) Idaho Investment +$211mm vs Scenario #1. Liabilities at Utz Brands $835 Utah family owns 50% of Holdings, LLC company at same leverage level as scenario #2 but requires ($48mm) lower investment due to tax friction ____________________ Source: Skadden and BofA IBK Perspectives. 13

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #4: 5.0x Leverage with $108mm TRA Payment Allows to Fund Partnership Without Preferred Investment from Idaho Sources & Uses ($ in Millions) ($ in Millions) Sources of Funds Amount New ABL Revolver ($225) -- Maturity Pro Forma New Term Loan B $1,070 Cash & Cash Equivalents $20 Rolled Equipment Loans 167 Idaho Common Investment 971 New ABL Revolver ($225) 5-Year -- Idaho Preferred Investment -- Family Rollover of LLC Interests 775 New Term Loan B 7-Year 1,070 TRA Reinvestment 56 Family Payment of Fees 25 Rolled Equipment Loans Various 167 Total Sources $3,063 Total Debt $1,237 Uses of Funds Amount Purchase of UTZ Public Equity Value $1,210 Net Debt $1,217 (1) 775 Family Rollover of LLC Interests (2) 78 Family Payout of Class A (3) 613 Refinance Existing Utah Net Debt Pro Forma Operating Statistics Rolled Equipment Loans 167 (4) Settle Est. TRA Liability 108 $242 2026E Adj. EBITDA Est. UBI TRA Tax Liability 7 Minimum Cash 20 Illustrative Sellside Fees 50 Pro Forma Credit Statistics Illustrative Financing Fees and Other Expenses 35 Total Uses $3,063 5.0x Net Debt / 2026E Adj. EBITDA Assumptions • Purchase price of ~$3.0bn assumes a Target Offer Price of $14.00 per share, representing an 81.3% premium vs 5/20/2026 Utah share price • Transaction to be financed with • New 5-year $225 million ABL Revolver (Undrawn at close) • New 7-year $1,070 million Term Loan B • 2026E Net Leverage of 5.0x, based on Pro Forma 2026E Adj. EBITDA of $242mm ____________________ Source: Utah filings and Factset as of May 20, 2026. Utah projections per Utah Management as of May 2, 2026. Note: Dollars in millions except per share values. Assumes transaction close of December 31, 2026. (1) Based on Series U of UM Partners, LLC Class V shares of 47.047mm and 8.302mm Class V shares owned by Series R of UM Partners. (2) Based on 1.394mm Class A shares owned by Dylan Lissette, 3.570mm Class A shares owned by Series U of UM Partners, LLC and 0.630mm Class A shares owned by Series R of UM Partners, LLC per the latest proxy. (3) Debt balance based on long-term debt and finance leases of $854mm (includes $167mm of equipment loans, which are rolled over) per Utah Debt Structure as of March 29, 2026. Cash balance based on cash and cash equivalents of $74mm per Utah Management Presentation. 14 (4) Based on the management financial plan including add-back for public company costs.

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #4: 5.0x Leverage with $108mm TRA Payment Allows to Fund Partnership Without Preferred Investment from Idaho Illustrative Acquisition Structure Total $971mm investment Intersnack Transaction Structure Description Group GmbH & Co. KG Utz Utz $830mm Common D (Germany) Partners Public A Value of Class A shares at $14/per share A Intersnack $458mm $1,288mm US Parent C Levered Equity Value (existing or Redemption B Value of Family LLC Interests at $14/per share newly formed) $140mm D Liabilities of Utz Brands, Inc Utz C Brands, Inc. Levered Redemption (A – B – G = C) $25mm (Target) Sell-side Fees & Expenses (net of family’s 50% share) 50% 50% Idaho $971mm investment of which $140mm is used to pay B $775mm $108mm TRA Settlement D liabilities of Utz Brands, Inc. including the TRA and 50% sell- $7mm UBI TRA tax liability side fees G $56mm Utz Brands Holdings, LLC Merger (Target UP) Reverse Sub, Inc. Pro Forma Debt Capital Structure including Term Loan B, ABL Merger Est. 3/31 Tax Basis $589mm E $1,070mm Revolver (unfunded), Equipment Loans are used to retire E New Term Loan B, including $458mm existing net debt, pay financing fees & expenses and fund Levered Redemption and $612 incremental minimum cash Reinvestment of A-T TRA Proceeds after paying 50% of fees & G expenses E $668mm Retire Existing Term Loan B E $167mm and Real Estate Term loan ($613), Roll Equipment Loans Financing Fees & Expenses ($35) and Minimum Cash ($20) ____________________ Source: Skadden and BofA IBK Perspectives. 15

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #4: 5.0x Leverage with $108mm TRA Payment Allows to Fund Partnership Without Preferred Investment from Idaho Illustrative Acquisition Structure: All Transaction Steps in Order Step #1: Step #2: Step #3: Levered Redemption Financing to Pay Utz Brands Holdings, LLC Liabilities Financing to Pay Utz Brands, Inc. Liabilities Class A Shares $1,288 New Term Loan B $1,070 Purchase of Class A Shares $1,288 Less: Family Interests in LLC ($775) Less: Levered Redemption ($458) Plus: Settle TRA Liability $108 Plus: Illustrative Less: Reinvestment of TRA ($56) Plus: Reinvestment of TRA $56 $50 Sell-side Fees Levered Redemption $458 Plus: Equipment Loans $167 Plus: UBI TRA Tax Liability $7 Plus: Preferred Equity $0 Liabilities at $1,453 Levered redemption Utz Brands, Inc. Financing at Utz Brands reduced by ($56mm) $835 Holdings, LLC Less: Levered Redemption ($458) Less: Refinance Existing Net ($613) Plus: Preferred Equity $0 Debt No preferred equity Less: Equipment Loans ($167) Plus: Share of Sell-side Fees ($25) funding required at Utz Brands Holdings, LLC Less: Financing Fees & Idaho Investment $971 ($35) as debt financing at 5x Other Fees funds Utz Brands Holdings, LLC Less: Operating Cash ($20) liabilities plus levered redemption to Utz Idaho Investment +$115mm Brands, Inc Liabilities at Utz Brands vs Scenario #1 $835 Holdings, LLC ____________________ Source: Skadden and BofA IBK Perspectives. 16

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #5: 5.0x Leverage with Illustrative $0mm TRA and Preferred Investment from Idaho to Fund Partnership Sources & Uses ($ in Millions) ($ in Millions) Sources of Funds Amount New ABL Revolver ($225) -- Maturity Pro Forma New Term Loan B $1,070 Cash & Cash Equivalents $20 Rolled Equipment Loans 167 Idaho Common Investment 825 $937 New ABL Revolver ($225) 5-Year -- Idaho Preferred Investment 112 Family Rollover of LLC Interests 775 New Term Loan B 7-Year 1,070 Given no TRA proceeds Family TRA Reinvestment -- does not cover sell-side fees Family Payment of Fees -- Rolled Equipment Loans Various 167 Total Sources $2,949 Total Debt $1,237 Uses of Funds Amount Purchase of UTZ Public Equity Value $1,210 Net Debt $1,217 (1) 775 Family Rollover of LLC Interests (2) 78 Family Payout of Class A (3) 613 Refinance Existing Utah Net Debt Pro Forma Operating Statistics Rolled Equipment Loans 167 (4) Settle Est. TRA Liability -- $242 2026E Adj. EBITDA Est. UBI TRA Tax Liability -- Minimum Cash 20 Illustrative Sellside Fees 50 Pro Forma Credit Statistics Illustrative Financing Fees and Other Expenses 35 Total Uses $2,949 5.0x Net Debt / 2026E Adj. EBITDA Assumptions • Purchase price of ~$2.9bn assumes a Target Offer Price of $14.00 per share, representing an 81.3% premium vs 5/20/2026 Utah share price • Transaction to be financed with • New 5-year $225 million ABL Revolver (Undrawn at close) • New 7-year $1,070 million Term Loan B • 2026E Net Leverage of 5.0x, based on Pro Forma 2026E Adj. EBITDA of $242mm ____________________ Source: Utah filings and Factset as of May 20, 2026. Utah projections per Utah Management as of May 2, 2026. Note: Dollars in millions except per share values. Assumes transaction close of December 31, 2026. (1) Based on Series U of UM Partners, LLC Class V shares of 47.047mm and 8.302mm Class V shares owned by Series R of UM Partners. (2) Based on 1.394mm Class A shares owned by Dylan Lissette, 3.570mm Class A shares owned by Series U of UM Partners, LLC and 0.630mm Class A shares owned by Series R of UM Partners, LLC per the latest proxy. (3) Debt balance based on long-term debt and finance leases of $854mm (includes $167mm of equipment loans, which are rolled over) per Utah Debt Structure as of March 29, 2026. Cash balance based on cash and cash 17 equivalents of $74mm per Utah Management Presentation. (4) Based on the management financial plan including add-back for public company costs.

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #5: 5.0x Leverage with Illustrative $0mm TRA and Preferred Investment from Idaho to Fund Partnership Illustrative Acquisition Structure Total $937mm investment Intersnack Transaction Structure Description Group GmbH & Co. KG Utz Utz $775mm Common D (Germany) Partners Public A Value of Class A shares at $14/per share A Intersnack $513mm $1,288mm US Parent C Levered Equity Value (existing or Redemption B Value of Family LLC Interests at $14/per share newly formed) $50mm D Liabilities of Utz Brands, Inc Utz C Brands, Inc. Levered Redemption (A – B = C) $50mm (Target) Given no TRA Sell-side Fees proceeds Family does & Expenses 50% 50% not cover sell-side fees Idaho $937mm investment of which $50mm is used to pay $0mm TRA Settlement B $775mm D liabilities of Utz Brands, Inc. including 100% sell-side fees. Includes (F) preferred equity Utz Brands Holdings, LLC Merger (Target UP) Reverse Sub, Inc. Pro Forma Debt Capital Structure including Term Loan B, ABL Merger Est. 3/31 Tax Basis $589mm E $1,070mm Revolver (unfunded), Equipment Loans are used to retire E New Term Loan B, including $513mm existing net debt, pay financing fees & expenses and fund Levered Redemption and $557 incremental minimum cash Intersnack Group GmbH F & Co. KG Preferred Equity from Idaho to solve Utz Brands Holdings, LLC F (Germany) funding gap E $668mm $112mm Retire Existing Term Loan B Preferred Equity E $167mm and Real Estate Term loan ($613), Roll Equipment Loans Financing Fees & Expenses ($35) and Minimum Cash ($20) ____________________ Source: Skadden and BofA IBK Perspectives. 18

D Draf raft t an and d Il Ill lu us strat trati ive ve Scenario #5: 5.0x Leverage with Illustrative $0mm TRA and Preferred Investment from Idaho to Fund Partnership Illustrative Acquisition Structure: All Transaction Steps in Order Step #1: Step #2: Step #3: Levered Redemption Financing to Pay Utz Brands Holdings, LLC Liabilities Financing to Pay Utz Brands, Inc. Liabilities Class A Shares $1,288 New Term Loan B $1,070 Purchase of Class A Shares $1,288 Less: Family Interests in LLC ($775) Less: Levered Redemption ($513) Plus: Settle TRA Liability $0 Plus: Illustrative Less: Reinvestment of TRA $0 Plus: Reinvestment of TRA $0 $50 Sell-side Fees Levered Redemption $513 Plus: Equipment Loans $167 Plus: UBI TRA Tax Liability $0 Plus: Preferred Equity $112 Liabilities at $1,338 Utz Brands, Inc. Financing at Utz Brands $835 Holdings, LLC Less: Levered Redemption ($513) Less: Refinance Existing Net ($613) Preferred equity Plus: Preferred Equity $112 Debt funding required at Utz Brands Holdings, LLC Less: Equipment Loans ($167) Plus: Share of Sell-side Fees $0 as there is a larger levered redemption Less: Financing Fees & and only 5x leverage Idaho Investment $937 ($35) Other Fees Less: Operating Cash ($20) Liabilities at Utz Brands Idaho Investment +$81mm $835 Holdings, LLC vs Scenario #1 ____________________ Source: Skadden and BofA IBK Perspectives. 19

D Draf raft t an and d Il Ill lu us strat trati ive ve Summary of Scenarios – Sources & Uses Scenario #1 Scenario #2 Scenario #3 Scenario #4 Scenario #5 5.5x Leverage | 4.5x Leverage | 4.5x Leverage | 5.0x Leverage | 5.0x Leverage | $56mm TRA $150mm TRA $0mm TRA $108mm TRA $0mm TRA 1 New ABL Revolver ($225) -- -- -- -- -- New Term Loan B $1,182 $940 $940 $1,070 $1,070 Rolled Equipment Loans 167 167 167 167 167 Idaho Common Investment 856 1,048 825 971 825 Sources Idaho Preferred Investment -- 67 242 -- 112 (1) 775 775 775 775 775 Family Rollover of LLC Interests TRA Reinvestment -- 88 -- 56 -- Family Payment of Fees 25 25 -- 25 -- Total Sources $3,005 $3,109 $2,949 $3,063 $2,949 Purchase of UTZ Public Equity Value $1,210 $1,210 $1,210 $1,210 $1,210 (1) 775 775 775 775 775 Family Rollover of LLC Interests (2) 78 78 78 78 78 Family Payout of Class A (3) 613 613 613 613 613 Refinance Existing Utah Net Debt Rolled Equipment Loans 167 167 167 167 167 Uses Settle Est. TRA Liability 56 150 -- 108 -- Est. UBI TRA Tax Liability -- 11 -- 7 -- Minimum Cash 20 20 20 20 20 Illustrative Sellside Fees 50 50 50 50 50 Illustrative Financing Fees and Other Expenses 35 35 35 35 35 Total Uses $3,005 $3,109 $2,949 $3,063 $2,949 (4) Year Pro Forma Adj. EBITDA Implied Pro Forma 2026E 242 5.5x 4.5x 4.5x 5.0x 5.0x Net Leverage Est. Net Debt at Close $1,329 $1,087 $1,087 $1,217 $1,217 Idaho $856 $1,115 $1,067 $971 $937 Investment Amount Utah Family $800 $887 $775 $856 $775 ____________________ Source: Utah filings and Factset as of May 20, 2026. Utah projections per Utah Management as of May 2, 2026. Note: Dollars in millions except per share values. Assumes transaction close of December 31, 2026. (1) Based on Series U of UM Partners, LLC Class V shares of 47.047mm and 8.302mm Class V shares owned by Series R of UM Partners. (2) Based on 1.394mm Class A shares owned by Dylan Lissette, 3.570mm Class A shares owned by Series U of UM Partners, LLC and 0.630mm Class A shares owned by Series R of UM Partners, LLC per the latest proxy. (3) Debt balance based on long-term debt and finance leases of $854mm (includes $167mm of equipment loans, which are rolled over) per Utah Management Presentation and 2025 10-K. Cash balance based on cash and cash 20 equivalents of $74mm per Utah Management Presentation. (4) Based on the management financial plan including add-back for public company costs.

D Draf raft t an and d Il Ill lu us strat trati ive ve Appendix

D Draf raft t an and d Il Ill lu us strat trati ive ve Tax Leakage Reconciliation Schedule Scenario #1 Scenario #2 Scenario #3 Scenario #4 Scenario #5 5.5x Leverage | 4.5x Leverage | 4.5x Leverage | 5.0x Leverage | 5.0x Leverage | $56mm TRA $150mm TRA $0mm TRA $108mm TRA $0mm TRA Pre-Tax TRA Proceeds to Family $150 $108 A Less: Taxable Gain @ 25% Tax Rate $38 $27 TRA Proceeds Available for Reinvestment 113 81 Less: Sell-Side Fees 25 25 TRA Reinvestment Amount 88 56 Less: Est Tax Basis (50%) $44 $28 Taxable Amount 44 28 B Est. UBI Tax Liability @ 25% Tax Rate 11 7 A B Total Tax Leakage + 48 34 22